Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
David J. Gunter
Executive Vice President & Chief Financial Officer
T: (561) 682-8367
E: David.Gunter@Ocwen.com

OCWEN FINANCIAL CORPORATION ANNOUNCES
SECOND QUARTER FINANCIAL RESULTS

West Palm Beach, FL – (August 4, 2009) Ocwen Financial Corporation (“Ocwen” or the “Company”) (NYSE:OCN) today reported net income of $17.8 million or $0.26 per share for the three months ended June 2009. This compares to a net loss of $2.7 million or $0.04 per share for the second quarter of 2008. Net income significantly increased despite (i) an expected drop in loan modifications as the federal government’s Home Affordable Modification Plan (“HAMP”) was implemented during the quarter contributing an $8.1 million decline in servicing and subservicing fees and (ii) $2.3 million of professional services expenses principally incurred in connection with the Altisource separation. Income from continuing operations before income taxes was $26.3 million for the three months ended June 2009 as compared to $3.1 million for the second quarter of 2008.

Net income for the six months ended June 2009 was $32.9 million or $0.49 per share, compared to $2.6 million or $0.04 per share for the same period in 2008. Net income was higher despite $3.7 million of professional services expenses principally associated with the Altisource separation. Income from continuing operations before income taxes was $49.6 million for the six months ended June 2009 as compared to $11.5 million for the six months ended June 2008.

BUSINESS PERFORMANCE HIGHLIGHTS

•

The implementation of HAMP had a short-term impact on revenues and earnings as all in-process loan modifications were reviewed, essentially restarting the modification process using different underwriting and documentation requirements. As expected, this lead to a 61% decline in completed modifications from the second quarter of 2008. The HAMP modification program is gaining momentum as offers were extended to 404 borrowers in April 2009, 836 in May 2009 and 2,172 in June 2009.

•	The decline in completed loan modifications contributed $8.1 million to the total decline in Servicing income from operations for the three months ended June 2009 as compared to 2008.

•	Cost reduction efforts led to a 10.6% decline in operating costs for the three months ended June 2009 as compared to June 2008

•	Ocwen continues to reduce non-core assets with the completed sale of the GSS Germany operations in June 2009 and an agreement to sell BOK, our German bank subsidiary, subject to regulatory approvals.

•	Liquid balance sheet with $213.9 million of cash as of June 30, 2009 and excess advance financing capacity of 80.1%.

•	Income from continuing operations before income taxes of $49.6 million for the six months ended June 2009 improved dramatically primarily due to lower unrealized mark-to-market and impairment losses.

Chairman and CEO William Erbey stated, “We have been exceptionally busy this quarter as we re-focus our efforts on growing our servicing business. With our solid liquidity position and excess financing capacity, we are well-positioned to grow through acquisitions of servicing portfolios. We believe the subprime servicing industry is poised for a period of consolidation.

“We are making solid progress on our four strategic initiatives:

1.	Liquidity and balance sheet strength;
2.	Revenue opportunities;
3.	Quality and cost structure leadership; and
4.	Completion of the Ocwen Solutions separation.

Ocwen Financial Corporation
Second Quarter 2009 Results
August 4, 2009

“First, we further reduced debt during the quarter by $56.7 million and increased cash by $55.1 million from March 31, 2009. As of June 30, 2009 we have $213.9 million in cash and over $650 million in excess advance financing capacity. We expect to participate in the Term Asset-Backed Securities Loan Facility program (“TALF”) beginning in September and anticipate replacing a $165 million amortizing note with a longer-term TALF note. On July 16, 2009 we filed an equity offering shelf registration statement with the Securities and Exchange Commission.

“Second, we are very focused on growing our servicing unpaid principal balance (“UPB”). Several servicing portfolios are for sale, and we are in the process of evaluating these opportunities. We continue to aggressively pursue special servicing opportunities that require little capital, and our pilot program with Freddie Mac is an example of the kind of business that we are targeting. We also believe the current distressed mortgage market may provide an opportunity to sponsor an asset management vehicle that leverages our servicing capabilities. We would expect to participate in the earnings of such a vehicle via management fees, carried interest and subservicing fees.

“Third, our cost reduction efforts led to a 10.6% decline in operating costs for the three months ended June 2009 as compared to June 2008. Also, just yesterday enhancements to our loan resolution model were released into production eliminating significant manual work necessitated by the HAMP. We also have additional significant HAMP related enhancements to our scripting, workflow, telephony and underwriting systems that are planned to become operational over the next eight weeks. Ultimately, HAMP will become a far more streamlined process than the process we have employed to date. We expect these initiatives to reduce variability in the performance of our staff and increase the number of completed HAMP loan modifications. In fact, each month the number of HAMP modification offers extended to borrowers has dramatically increased.

“Fourth, on July 31, 2009, Altisource Portfolio Solutions S.A., the newly formed publicly-traded company comprising the majority of our business operations currently included within the Ocwen Solutions business line, began ‘when issued’ trading on the NASDAQ Global Select Market under the ticker symbol ASPSV. We expect to complete the separation of Altisource on August 10, 2009 in a tax free pro rata distribution to shareholders of record as of August 4, 2009.”

Ocwen Asset Management
Ocwen Asset Management generated income from operations of $28.5 million in the second quarter of 2009, 42.3% lower than the second quarter of 2008. Income from continuing operations before taxes for the second quarter of 2009 declined 55.2% to $11.2 million from $25.1 million in the second quarter of 2008 reflecting the expected decline in loan modifications and lower servicing UPB, partially offset by lower operating expenses.

Income from continuing operations before taxes for Servicing of $15.5 million declined 51.3%, a $16.4 million decrease from the second quarter of 2008, $8.1 million of which was attributable to the decline in loan modifications due to the implementation of the HAMP. Servicing realized operating expense savings of 22.9%, or $9.8 million, from reduced staffing levels, lower amortization and lower compensating interest expense compared to the second quarter of 2008.

Losses from continuing operations before taxes for Loans and Residuals decreased to $2.8 million as compared to $5.4 million in the second quarter of 2008. This improvement was primarily due to lower unrealized losses associated with declines in the estimated market value of loans, real estate and residual securities.

Asset Management Vehicles incurred a $1.4 million loss from continuing operations before taxes as compared to a $1.3 million loss from continuing operations in the second quarter of 2008.

Ocwen Solutions
Income from operations at Ocwen Solutions increased 196.6% to $12 million compared to the second quarter of 2008 primarily due to revenue growth at Mortgage Services and cost reductions at Financial Services and Technology Products. Income from continuing operations before taxes improved to $12.1 million in the second quarter of 2009 from a loss of $9.4 million in the second quarter of 2008, which included $13.6 million in unrealized losses at BMS Holdings, Inc., an unconsolidated subsidiary.

Mortgage Services benefited from geographic expansion, increased penetration of existing clients and the introduction of new default-oriented products as second quarter revenues increased 67% to $24.2 million compared to $14.5 million in the second quarter of 2008. Income from continuing operations before taxes increased significantly to $8.8 million in the second quarter of 2009.

Ocwen Financial Corporation
Second Quarter 2009 Results
August 4, 2009

Revenues at Financial Services for the second quarter of 2009 declined 13% to $16.5 million, compared to $19.0 million in 2008. This was primarily due to lower collection rates due to the current economic climate. A 17% decline in total operating expenses, compared to the second quarter of 2008, more than offset the decline in revenues resulting in a $1.7 million loss from continuing operations before taxes.

Technology Products increased income from operations 91% to $5 million compared to the second quarter of 2008. This growth came from a 27.3% reduction in total operating expenses compared to the second quarter of 2008.

Corporate

Unrealized gains on auction rate securities were $6.0 million in the second quarter of 2009. This compares to unrealized losses of $6.8 million in the second quarter of 2008. Total consolidated assets declined 9% from December 31, 2008 to $2,034.3 million at June 30, 2009 primarily due to a $217.3 million decrease in match funded advances. Total consolidated liabilities decreased 17.7% from December 31, 2008 to $1,339.7 million at June 30, 2009 primarily due to lower match funded liabilities and servicer liabilities.

Prior periods were adjusted to give effect to the required retrospective adoption of new accounting guidance which caused us to recognize additional non-cash interest expense related to the convertible notes outstanding.

Ocwen Financial Corporation is a leading business process solutions provider specializing in loan servicing, special servicing and mortgage services. Ocwen is headquartered in West Palm Beach, Florida with offices in Arizona, California, the District of Columbia, Florida, Georgia and New York and global operations in Canada, India and Uruguay. Utilizing our state of the art technology, world-class training and six sigma processes, we provide solutions that make our clients’ loans worth more. Additional information is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the securitization market and our plans to securitize loans and expectations as to the impact of rising interest rates and cost-effective resources in India. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in OCN’s reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, September 30, 2008 and March 31, 2009 and our Forms 8-K filed during 2008 and 2009. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

Residential Servicing Statistics (Dollars in thousands)

	At or for the three months ended

	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008

Total unpaid principal balance of loans and REO serviced (1)	$38,406,007	$40,789,135	$40,171,532	$41,754,368	$44,831,875
Non-performing loans and REO serviced as a % of total UPB (1)(2)	27.4%	25.1%	24.3%	22.7%	22.4%
Prepayment speed (average CPR)	22%	21%	25%	26%	26%

(1)

Excluding REO serviced pursuant to our contract with the U.S. Department of Veterans Affairs, which we elected not to renew in July 2008. Transition of the remaining properties to the new service provider was completed in October.

(2)

Loans for which borrowers are making scheduled payments under forbearance or bankruptcy plans are considered performing loans. Non-performing loans exclude those serviced under special servicing agreements where we have no obligation to advance.

Ocwen Financial Corporation
Second Quarter 2009 Results
August 4, 2009

Segment Results (In thousands)

	Three months		Six months

For the periods ended June 30,	2009	2008	2009	2008

		(As adjusted)		(As adjusted)
Ocwen Asset Management

Servicing
Revenue	$62,726	$92,414	$137,421	$178,926
Operating expenses	32,955	42,723	67,173	84,674

Income from operations	29,771	49,691	70,248	94,252
Other expense, net	(14,268)	(17,829)	(29,548)	(40,961)

Income from continuing operations before taxes	15,503	31,862	40,700	53,291

Loans and Residuals
Revenue	—	—	—	—
Operating expenses	747	551	1,309	1,469

Loss from operations	(747)	(551)	(1,309)	(1,469)
Other expense, net	(2,096)	(4,890)	(5,672)	(7,631)

Loss from continuing operations before taxes	(2,843)	(5,441)	(6,981)	(9,100)

Asset Management
Revenue	460	1,127	997	2,178
Operating expenses	1,016	926	1,778	1,616

Income (loss) from operations	(556)	201	(781)	562
Other expense, net	(846)	(1,479)	(1,148)	(3,286)

Loss from continuing operations before taxes	(1,402)	(1,278)	(1,929)	(2,724)

Income from continuing operations before income taxes	11,258	25,143	31,790	41,467

Ocwen Solutions
Mortgage Services
Revenue	24,165	14,495	42,182	31,249
Operating expenses	16,017	10,945	28,909	24,463

Income from operations	8,148	3,550	13,273	6,786
Other income, net	700	678	722	596

Income from continuing operations before taxes	8,848	4,228	13,995	7,382

Financial Services
Revenue	16,471	19,030	33,787	38,529
Operating expenses	17,557	21,128	35,706	40,139

Loss from operations	(1,086)	(2,098)	(1,919)	(1,610)
Other expense, net	(647)	(494)	(1,115)	(962)

Loss from continuing operations before taxes	(1,733)	(2,592)	(3,034)	(2,572)

Technology Products
Revenue	12,108	12,410	22,682	22,895
Operating expenses	7,121	9,799	15,294	18,681

Income from operations	4,987	2,611	7,388	4,214
Other expense, net	(52)	(13,643)	(129)	(5,634)

Income (loss) from continuing operations before taxes	4,935	(11,032)	7,259	(1,420)

Income (loss) from continuing operations before income taxes	12,050	(9,396)	18,220	3,390

Corporate Items and Other
Revenue	112	134	365	142
Operating expenses	3,830	3,344	7,813	11,979

Loss from operations	(3,718)	(3,210)	(7,448)	(11,837)
Other income (expense), net	6,755	(9,425)	7,047	(21,491)

Income (loss) from continuing operations before taxes	3,037	(12,635)	(401)	(33,328)

Corporate Eliminations
Revenue	(6,863)	(8,385)	(13,665)	(14,443)
Operating expenses	(6,593)	(8,150)	(13,066)	(13,680)

Loss from operations	(270)	(235)	(599)	(763)
Other income, net	270	235	599	763

Income from continuing operations before taxes	—	—	—	—

Consolidated income from continuing operations before income taxes	$26,345	$3,112	$49,609	$11,529

Ocwen Financial Corporation
Second Quarter 2009 Results
August 4, 2009

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)

	Three months		Six months

For the periods ended June 30,	2009	2008	2009	2008

		(As Adjusted)		(As Adjusted)
Revenue
Servicing and subservicing fees	$65,488	$100,688	$144,298	$198,902
Process management fees	40,086	27,391	73,778	54,341
Other revenues	3,605	3,146	5,693	6,233

Total revenue	109,179	131,225	223,769	259,476

Operating expenses
Compensation and benefits	27,254	32,754	55,799	62,840
Amortization of servicing rights	8,543	14,592	18,584	28,606
Servicing and origination	15,835	11,638	28,473	26,049
Technology and communications	4,481	6,421	9,289	11,691
Professional services	8,208	6,336	15,394	21,085
Occupancy and equipment	4,818	5,807	10,864	12,340
Other operating expenses	3,511	3,718	6,513	6,730

Total operating expenses	72,650	81,266	144,916	169,341

Income from operations	36,529	49,959	78,853	90,135

Other income (expense)
Interest income	2,254	3,231	4,419	8,044
Interest expense	(17,300)	(21,109)	(33,963)	(47,179)
Gain (loss) on trading securities	5,435	(9,722)	5,055	(21,745)
Gain (loss) on debt repurchases	—	(86)	534	(86)
Loss on loans held for resale, net	(2,987)	(5,929)	(7,541)	(10,438)
Equity in earnings of unconsolidated entities	(576)	(14,655)	(549)	(7,700)
Other, net	2,990	1,423	2,801	498

Other expense, net	(10,184)	(46,847)	(29,244)	(78,606)

Income from continuing operations before income taxes	26,345	3,112	49,609	11,529
Income tax expense	9,472	424	17,509	3,363

Income from continuing operations	16,873	2,688	32,100	8,166
Income (loss) from discontinued operations, net of income taxes	1,052	(5,182)	864	(5,386)

Net income	17,925	(2,494)	32,964	2,780
Net loss (income) attributable to minority interest in subsidiaries	(95)	(223)	(25)	(225)

Net income attributable to Ocwen Financial Corporation	$17,830	$(2,717)	$32,939	$2,555

Basic earnings per share
Income from continuing operations attributable to OCN common shareholders	$0.25	$0.04	$0.49	$0.13
Loss from discontinued operations attributable to OCN common shareholders	0.01	(0.08)	0.02	(0.09)

Net income attributable to OCN common shareholders	$0.26	$(0.04)	$0.51	$0.04

Diluted earnings per share
Income from continuing operations attributable to OCN common shareholders	$0.24	$0.04	$0.48	$0.13
Loss from discontinued operations attributable to OCN common shareholders	0.02	(0.08)	0.01	(0.09)

Net income attributable to OCN common shareholders	$0.26	$(0.04)	$0.49	$0.04

Weighted average common shares outstanding
Basic	67,316,446	62,682,783	65,045,842	62,625,378
Diluted	72,854,415	62,892,868	70,375,555	62,853,659

Ocwen Financial Corporation
Second Quarter 2009 Results
August 4, 2009

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	June 30, 2009	December 31, 2008

		(As Adjusted)
Assets
Cash	$213,911	$201,025
Trading securities, at fair value
Investment grade auction rate	243,285	239,301
Subordinates and residuals	3,440	4,369
Loans held for resale, at lower of cost or fair value	39,726	49,918
Advances	153,732	102,085
Match funded advances	883,209	1,100,555
Mortgage servicing rights	132,729	139,500
Receivables	47,923	42,798
Deferred tax assets, net	161,180	175,145
Intangibles, including goodwill of $11,027 and $9,836	46,082	46,227
Premises and equipment, net	11,080	12,926
Investments in unconsolidated entities	21,269	25,663
Other assets	76,719	97,588

Total assets	$2,034,285	$2,237,100

Liabilities and Equity
Liabilities
Match funded liabilities	$765,023	$961,939
Lines of credit and other secured borrowings	121,810	116,870
Investment line	176,668	200,719
Servicer liabilities	77,774	135,751
Debt securities	109,534	133,367
Other liabilities	88,932	78,813

Total liabilities	1,339,741	1,627,459

Equity
Ocwen Financial Corporation stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 67,512,096 and 62,716,530 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	675	627
Additional paid-in capital	254,071	201,831
Retained earnings	437,840	404,901
Accumulated other comprehensive income, net of income taxes	1,649	1,876

Total Ocwen Financial Corporation stockholders’ equity	694,235	609,235
Minority interest in subsidiaries	309	406

Total equity	694,544	609,641

Total liabilities and equity	$2,034,285	$2,237,100